Exhibit 99.1

Workday Signs Definitive Agreement to Acquire Sana

Acquisition to Turn Workday into the New Front Door for Work

Acquisition Will Combine Sana’s AI-Powered Search, Agents, and Learning With Workday Context and Data to Power Proactive, Personalized, and Intelligent Employee Experiences

PLEASANTON, Calif. – Sept. 16, 2025 – Workday, Inc. (NASDAQ: WDAY), the enterprise AI platform for managing people, money, and agents, has entered into a definitive agreement to acquire Sana, a leading AI company building the next generation of enterprise knowledge tools. Sana will power a new Workday experience—where knowledge, data, action, and learning come together as one and create the new front door for work.

Since its founding in 2016, Sana has been at the forefront of AI for work, developing intuitive tools that elevate humans with AI. Sana’s core products, Sana Learn and Sana Agents, have already served over one million users across hundreds of enterprises.

In addition to powering a new Workday experience, Sana will continue to develop Sana Learn and Sana Agents. As part of Workday, Sana will be able to accelerate its growth and deliver even more innovation to its customers at scale.

“Sana’s team, AI-native approach and beautiful design perfectly align with our vision to reimagine the future of work,” said Gerrit Kazmaier, president, Product & Technology, Workday. “This will make Workday the new front door for work, delivering a proactive, personalized, and intelligent experience that unlocks unmatched AI capabilities for the workplace.”

“Our focus has always been on creating intuitive AI tools that improve how people learn and work,” said Joel Hellermark, founder and CEO of Sana. “I’m excited to bring these tools to 75 million Workday users and partner with Workday’s iconic team to launch a new era of superintelligence for work.”

The New Front Door for Work: A Reimagined Workday Experience

With Sana, Workday will create the work experience of the future, where enterprise knowledge, data and actions converge into one. This will help people get their work done and empower employees with AI agents that can:

•Find answers, information and files by instantly searching across a company’s most critical data sources, including Workday, Google Drive, SharePoint, and Office365.
•Act proactively by anticipating needs, summarizing insights, and assisting with projects.
•Create presentations, documents, and dashboards, even full learning courses, based on company knowledge.
•Automate repetitive tasks and routine work by executing workflows end-to-end.

Leveraging Workday’s unique data and context around people and money—as well as a rich ecosystem of builders and partners—the employee experience will become personalized and proactive, better anticipating employee needs based on their role, team, and projects. For example, hiring managers will be able to generate tailored dashboards to monitor their live recruitment pipeline, automate the end-to-end performance review process, and receive proactive suggestions on onboarding new hires based on real-time performance data.

Unlocking a New Era of Enterprise AI

Sana Agents extends enterprise AI beyond basic search and chat. With the platform’s no-code agent builder, users can create AI agents to automate repetitive tasks and act proactively on their behalf. These agents streamline workflows while helping ensure that every action remains secure and compliant with company policies through the Workday Agent System of Record.

Existing customers are realizing significant tangible value from Sana Agents across various use cases. For instance, a leading American manufacturer achieved up to 95% time savings; a multinational industrial tech company achieved 90% productivity gains; and a global law firm saw over 60% time savings and 200% increased efficiency.

Elevating Talent Development with AI-Powered Learning

Sana is also a pioneer in applying AI to learning. Its AI-native learning platform, Sana Learn, combines learning management, content creation, course generation, and personalized tutoring through specialized learning agents. Sana Learn has already enabled hundreds of customers across industries to accelerate learning. For example, a global electric vehicle manufacturer boosted learning engagement by 275%; a leading European installation distributor with 7,500 employees cut course creation time from four months to four days; and a global fintech company went from three weeks to three hours for content creation.

Sana Learn will complement Workday Learning with hyper-personalized skill building capabilities and AI-native content creation at scale. Enhanced by AI-driven internal mobility with Workday Talent Optimization and HiredScore, this comprehensive learning suite will help employees build skills faster and help enable organizations to scale personalized learning experiences, supporting employee reskilling and upskilling initiatives.

“Sana pioneered the world of intelligent agents and AI-native learning at scale,” said Josh Bersin, global industry analyst and CEO of The Josh Bersin Company and a Sana customer. “I think Sana’s AI agent and learning system gives Workday customers the opportunity to completely transform the way their employees learn, grow, and operate as super workers in this new age of AI.”

Details Regarding Proposed Acquisition of Sana

Under the terms of the definitive agreement, Workday will acquire all of the outstanding shares of Sana for approximately $1.1 billion.

The transaction is expected to close in the fourth quarter of Workday’s fiscal year 2026, ending January 31, 2026, subject to the satisfaction of customary closing conditions. Allen & Company LLC is serving as financial advisor to Workday and Orrick is serving as its legal advisor. DLA Piper is serving as Sana’s legal advisor.

About Workday

Workday is the enterprise AI platform for managing people, money, and agents. Workday unifies HR and Finance on one intelligent platform with AI at the core to empower people at every level with the clarity, confidence, and insights they need to adapt quickly, make better decisions, and deliver outcomes that matter. Workday is used by more than 11,000 organizations around the world and across industries – from medium-sized businesses to more than 65% of the Fortune 500. For more information about Workday, visit workday.com.

About Sana

Sana is an AI company building the next generation of knowledge tools. Its products have served over a million users globally and are trusted by the likes of Merck and Polestar. To learn more about Sana, visit sanalabs.com.

Forward-Looking Statements

This press release contains forward-looking statements related to Workday, Sana, and the acquisition of Sana by Workday. These forward-looking statements are based only on currently available information and Workday’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Forward looking statements in this communication include, among other things, statements about the potential benefits and effects of the proposed transaction; Workday’s plans, objectives, expectations, and intentions with respect to Sana’s business; and the anticipated timing of closing of the proposed transaction. Risks include, but are not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all; (ii) failure to achieve the expected benefits of the transaction; (iii) Workday’s ability to deliver a new Workday experience, accelerate Sana’s growth, and implement its other plans, objectives, and expectations with respect to Sana’s business and technology; (iv) negative effects of the announcement or the consummation of the transaction on Workday’s business operations, operating results, or share price; (v) unanticipated expenses related to the acquisition; and (vi) other risks and factors described in our filings with the Securities and Exchange Commission (“SEC”), including our most recent report on Form 10-Q or Form 10-K and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

© 2025 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

SOURCE Workday, Inc.

For further information: Investor Relations Contact, ir@workday.com, Media Contact, media@workday.com